UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     February 12, 2006
CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNA Center, Chicago, Illinois	60685

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (312) 822-5000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On February 16, 2006, the Registrant issued a press release providing information on its results of operations for the fourth quarter and year-ended 2005. The press release is furnished as Exhibit 99.1 to this Form 8-K.
The information under Item 2.02 and in Exhibit 99.1 in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 2.02 and in Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

ITEM 4.02(a).	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW
The Registrant will restate its annual financial statements for the years 2001 through 2004, as well as its interim financial statements through September 30, 2005.
The restatement is to correct the accounting for discontinued operations acquired in the Registrant’s merger with The Continental Corporation in 1995. A current review of discontinued operations identified an overstatement of the net assets of these discontinued operations and errors in accounting for the periodic results of these operations.
As a result of this restatement, the Registrant’s consolidated financial statements for 2001 through 2004, and the related independent registered public accountant’s reports thereon, as well as the Registrant’s interim financial statements through September 30, 2005, should no longer be relied upon. The Registrant’s consolidated financial statements as of and for the year ended December 31, 2005, to be filed on Form 10-K on or before March 16, 2006, will include the effects of this restatement.
The determination to restate was made by the Audit Committee of the Registrant’s Board of Directors on February 12, 2006 upon Registrant management’s recommendation and in consultation with Deloitte & Touche LLP, the Registrant’s independent registered public accounting firm.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits:

Exhibit No.	Description

99.1	CNA Financial Corporation press release, issued February 16, 2006, providing information on the fourth quarter and year-ended 2005 results of operations.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA FINANCIAL CORPORATION
(Registrant)

/s/ D. Craig Mense

(Signature)
By: D. Craig Mense
Its: Executive Vice President and
Chief Financial Officer
Dated: February 16, 2006